 As filed with the Securities and Exchange Commission on November 19, 1999
                                               Registration No. 333-__________
================================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    --------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                    --------------

                                 SARA LEE CORPORATION
                (Exact name of registrant as specified in its charter)


           MARYLAND                                    2089049
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

                        THREE FIRST NATIONAL PLAZA, SUITE 4600
                             CHICAGO, ILLINOIS 60602-4260
                                    (312) 726-2600
                       (Address of Principal Executive Offices)

                        1999 NON-EMPLOYEE DIRECTOR STOCK PLAN
                                        AND
                     CHOCK FULL O'NUTS INCENTIVE COMPENSATION PLAN
                                (Full Title of Plan)

                             RODERICK A. PALMORE, ESQ.
                SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                SARA LEE CORPORATION
                       THREE FIRST NATIONAL PLAZA, SUITE 4600
                            CHICAGO, ILLINOIS 60602-4260
                                   (312) 558-8536
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                           CALCULATION OF REGISTRATION FEE

====================================================================================================
                                             Proposed maximum    Proposed maximum
  Title of securities     Amount to be      offering price per  aggregate offering     Amount of
   to be registered        registered              unit                price        registration fee
----------------------------------------------------------------------------------------------------
 Common Stock,
 $.01 par value         4,200,000 (1)         $26.03(2)          $109,326,000(2)      $30,392.63
----------------------------------------------------------------------------------------------------
 Preferred Stock
 Purchase Rights             (1)(3)                (3)                  (3)               (3)
====================================================================================================

(1) Also registered hereby are such additional and indeterminable number of shares of Common Stock and Preferred Stock Purchase Rights ("Rights") as may become issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock, $.01 par value, of Sara Lee Corporation on the New York Stock Exchange on November 15, 1999.

(3) Rights are initially carried and traded with the Common Stock of the Company. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.

                                       PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Sara Lee Corporation (the "Company") are incorporated herein by reference (Commission File No. 1-3344):

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 3, 1999.

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 2, 1999.

          (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since July 3, 1999.

          (d) The description of the Company's Common Stock, $.01 par value, which is contained in the Company's Registration Statement filed with the Commission under Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.

          (e) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the shares of Common Stock offered hereby have been passed upon for the Company by Roderick A. Palmore,

Senior Vice President, General Counsel and Secretary of the Company. As of November 1, 1999, Mr. Palmore beneficially owned 32,442 shares of Common Stock and had the right to acquire 82,000 shares of Common Stock through the exercise of options pursuant to stock option plans of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 2-418 of the Maryland General Corporation Law provides for indemnification of the Company's directors, officers, employees and agents under specified circumstances, which may include indemnity against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement under the Securities Act of 1933 (the "Securities Act"). The Company has purchased and maintains insurance as is permitted by said Section 2-418 on behalf of directors and officers, which insurance may cover liabilities under the Securities Act. Article V of the Bylaws of the Company provides for such indemnification to the extent and under the circumstances permitted by said
Section 2-418.

          Article V of the Bylaws of the Company provides as follows:

          Section 1. Right To Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or a subsidiary thereof and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

          Section 2. Time for Payment Enforcement. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to indemnification (the "Indemnified Party"). The right to indemnification and advance of expenses hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.

          Section 3. General. The indemnification and advance of expenses provided by this Article V (a) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is not contrary to law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, (b) shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and (c) shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this
Article V is in effect.

          Section 4. Effective Time. This Article V shall be effective from and after the date of its adoption and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

          Section 5. Further Action. The Board of Directors may take such action as is necessary to carry out the provisions of this Article V and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further arrangements for indemnification or advance of expenses as may be permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.  EXHIBITS.

          A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 15th day of November, 1999.

                              SARA LEE CORPORATION

                              By:  /s/ Roderick A. Palmore
                                 ---------------------------------------------
                                   Roderick A. Palmore
                                   Senior Vice President, General Counsel
                                   and Secretary


          KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roderick A. Palmore and R. Henry Kleeman, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and as of November 15, 1999.


Signature                          Title
---------                          -----


/s/ John H. Bryan                  Chairman of the Board and
------------------------------     Chief Executive Officer and Director
John H. Bryan                      (Principal Executive Officer)



/s/ C. Steven McMillan             President and Chief Operating Officer
------------------------------     and Director
C. Steven McMillan



/s/ Frank L. Meysman               Executive Vice President and Director
------------------------------
Frank L. Meysman



/s/ Judith A. Sprieser             Executive Vice President
------------------------------     and Chief Financial Officer
Judith A. Sprieser                 and Director
                                   (Principal Financial Officer)



/s/ Wayne R. Szypulski             Vice President and Controller
------------------------------     (Principal Accounting Officer)
Wayne R. Szypulski



/s/ Paul A. Allaire                Director
------------------------------
Paul A. Allaire



/s/ Frans H.J.J. Andriessen        Director
------------------------------
Frans H.J.J. Andriessen



/s/ Duane L. Burnham               Director
------------------------------
Duane L. Burnham



/s/ Charles W. Coker               Director
------------------------------
Charles W. Coker



/s/ James S. Crown                 Director
------------------------------
James S. Crown



/s/ Willie D. Davis                Director
------------------------------
Willie D. Davis



/s/ Vernon E. Jordan, Jr.          Director
------------------------------
Vernon E. Jordan, Jr.



/s/ James L. Ketelsen              Director
------------------------------
James L. Ketelsen



                                   Director
------------------------------
Hans B. van Liemt



/s/ Joan D. Manley                 Director
------------------------------
Joan D. Manley



/s/ Rozanne L. Ridgway             Director
------------------------------
Rozanne L. Ridgway



/s/ Richard L. Thomas              Director
------------------------------
Richard L. Thomas



/s/ John D. Zeglis                 Director
------------------------------
John D. Zeglis

                                 INDEX TO EXHIBITS


     Exhibit
     Number         Description
     -------        -----------
     4.1            Articles of Restatement of Charter of the Company, dated
                    April 9, 1990 (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-8 (No. 33-35760)
                    filed with the Commission on July 6, 1990)

     4.2            Articles Supplementary to the Charter of the Company, dated
                    May 18, 1990 (incorporated by reference to Exhibit 4.2 of
                    the Company's Registration Statement on Form S-8 (No. 33-37575)
                    filed with the Commission on November 1, 1990)

     4.3            Articles Supplementary to the Charter of the Company, dated
                    October 30, 1992 (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8 (No. 33-59002)
                    filed with the Commission on March 4, 1993)

     4.4            Articles of Amendment of Charter of the Company, dated
                    November 19, 1998 (incorporated by reference to Exhibit 4.4 of the Company's Registration Statement on Form S-3 (No. 333-71797)
                    filed with the Commission on February 4, 1999)

     4.5            Articles Supplementary to the Charter of the registrant, dated January
                    7, 1999 (incorporated by reference to Exhibit 4.5 of the Company's Registration
                    Statement on Form S-3 (No. 333-71797) filed with the Commission on February 4, 1999)

     4.6            Amended By-laws of the Company, dated August 29, 1996
                    (incorporated by reference to Exhibit 3(b) of the Company's
                    Annual Report on Form 10-K for the fiscal year ended June 29, 1996
                    (File No. 1-3344))

     4.7            Stockholder Rights Agreement, dated as of March 26, 1998,
                    between the Company and First Chicago Trust Company of New
                    York, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form 8-A filed with the Commission on May 19, 1998 (File No. 1-3344))

     *5             Opinion of Roderick A. Palmore, Esq., Senior Vice President,
                    General Counsel and Secretary

     *23.1          Consent of Arthur Andersen LLP

     *23.2          Consent of Roderick A. Palmore, Esq. (included in Exhibit 5)

     24             Powers of Attorney (included on signature page to this Registration
                    Statement)

     99.1 1999 Non-Employee Director Stock Plan (incorporated by reference to Exhibit A of the Company's Proxy Statement dated September 20, 1999)

     99.2 Chock Full O'Nuts Incentive Compensation Plan (incorporated by reference to Exhibit 10(K) of the Chock Full O'Nuts Annual
                    Report  on Form 10-K for the fiscal year ended July 31, 1998
                    (File No. 001-04183))

     __________
     *Filed herewith.